UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 30, 2009

LANDEC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
0-27446	94-3025618
(Commission file number)	(IRS Employer Identification No.)

3603 Haven Avenue, Menlo Park, California 94025
(Address of principal executive offices and zip code)

(650) 306-1650
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b)  On July 30, 2009, Kenneth E. Jones retired as a member of the Board of Directors (the "Board") of Landec Corporation (the "Company").

(d)  On July 30, 2009, the Board elected Dean Hollis to serve as a new member of the Board as a Class 2 Director.  Mr. Hollis has not had any direct or indirect material interest in any transaction since the beginning of the Company’s last fiscal year, or in any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000.

In connection with his election, the Company granted Mr. Hollis an option to purchase 10,000 shares of the Company’s Common Stock, vesting in equal monthly installments over three years, as well as 3,333 Restricted Stock Units, which vest fully on the third anniversary of the grant.

Item 8.01     Other Events.

On August 4, 2009, the Company issued a press release announcing Mr. Hollis’ election as a director.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1 – Press Release dated August 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDEC CORPORATION

Date:	August 4, 2009	By:	/s/	Gregory S. Skinner
Gregory S. Skinner
Vice President of Finance and
Administration and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 4, 2009